Neither party shall be bound by any agreement in whole or in part unless and until this document is executed and delivered by both parties. This document is otherwise intended for discussion purposes only.

                           :CAT-TM- ORCHESTRATION-TM-
                             PRINT LICENSE AGREEMENT
                             (Short-Form Agreement)

                                -PRINCIPAL TERMS-

         THE PARTIES TO THIS AGREEMENT ARE:



-------------------------------------------------------------------------------
LICENSEE:                                 DCCI:
-------------------------------------------------------------------------------
WIRED MAGAZINE C/O                        DIGITALCONVERGENCE.:COM INC.
THE CONDE NAST PUBLICATIONS INC.          630 5th Avenue
4 Times Square                            6th Floor
19th Floor                                New York, NY  10111
New York, New York  10036                 Attn: John G. Huncke
Phone: 212 286 5270                       Executive Vice President, Media Group
Fax:   212 287 5254                       Main: 212 218 5270
Attn: Drew Schutte                        Direct: 212 218 5282
Publisher                                 Fax: 212 218 5277
DREW@WIRED.COM                            jhuncke@digitalconvergence.com
-------------------------------------------------------------------------------




This :Cat-TM- Orchestration-TM- License Agreement (THE "AGREEMENT") between DCCI and LICENSEE (the "PARTIES") is dated as of February 16, 2000 and, upon execution by both Parties, shall bind them in accordance with the terms and conditions of these Principal Terms and the General Terms. Capitalized terms not defined in the Principal Terms are defined in the General Terms.

A.       As used in this AGREEMENT:

(i) "TERM" means the period from the later of August 15, 2000 or a date of which DCCI will advise LICENSEE (by no later than July 15, 2000) coinciding approximately with the launch of DCCI's :Cat-TM- technology at the consumer level through December 31, 2000, subject to all provisions below (provided if the commencement of the Term is delayed beyond August 15, 2000, the Term will be extended a number of days equal to the number of days by which the commencement was delayed). It is intended that Graphics (defined below) for Orchestrations (defined below) will appear in three (3) consecutive issues of the Publication (defined below) tentatively commencing with the October 2000 issue.

(ii) "PUBLICATION" means the print publication owned or controlled by LICENSEE, known as WIRED.


(iii) "ORCHESTRATION" means use of DCCI's proprietary device to read a striated graphic image ("GRAPHIC") by passing the device (":CAT") over the image and to enable a user's personal computer programmed with DCCI's proprietary player software (the ":CAT SOFTWARE") with access to the World Wide Web (a "PROGRAMMED COMPUTER") to link automatically with a designated web site or data file (the "LINKED SITE"). Such Orchestration shall relate to only the following: (i) non-commercial creative or editorial content within a Publication (a "CONTENT ORCHESTRATION") and (ii) advertising material from third parties or WIRED (including, without limitation, product information in a catalog) within a Publication respecting any service or product (an "ADVERTISING ORCHESTRATION"). The Graphic will be obtained by LICENSEE as needed from DCCI's server (or at DCCI's election by software loaded on LICENSEE's requests from DCCI the Graphic, LICENSEE will provide to DCCI, free of charge, the address of the web site to be linked with the Graphic in a form designated by DCCI consistent with industry standards. LICENSEE may authorize advertisers and/or advertising agencies who license the right to place Advertising Orchestrations in WIRED to obtain Graphics directly from DCCI by LICENSEE's giving DCCI prior written notice of such authorization and by using best efforts to cause such advertisers and agencies to execute a letter requiring adherence ("LETTER OF ADHERENCE") to the policies prescribed in paragraph 2(b) of the General Terms below. Subject to the terms hereof, DCCI shall enable Orchestrations incorporated into Publication(s) by LICENSEE hereunder during the Term to link with associated Linked Sites throughout the Term and for sixty (60) days thereafter; and LICENSEE shall ensure that each Linked Site owned or controlled by LICENSEE or an affiliated party remains current, operational, and accessible to users (e.g., who may store the address and return there) for at least sixty (60) days following the insertion of associated Orchestration involving such owned or controlled Linked Site; provided, however, that any breach or alleged breach of this provision shall not give rise to a right to claim damages or injunctive relief by DCCI against LICENSEE or any affiliated party.

(iv) "PERMITTED NUMBER OR ORCHESTRATIONS" means the maximum number of Orchestrations to be incorporated into the Publication during the Term, as follows: unlimited (within technically and commercially reasonable numbers) ADVERTISING ORCHESTRATIONS per issue of the Publication and unlimited (within technically and commercially reasonable numbers) total number of Advertising Orchestrations among all issues; and unlimited (within technically and commercially reasonable numbers) CONTENT ORCHESTRATIONS per issue of the Publication and unlimited total number of Content Orchestrations among all issues (subject to additional Orchestrations of "make goods" as provided in paragraph 7 in the General Terms below).

B. FEE. As a condition to performance of DCCI's obligations under this Agreement, LICENSEE shall pay DCCI the following "Fee": For CONTENT ORCHESTRATIONS, NO CHARGE; and for ADVERTISING ORCHESTRATIONS, NO CHARGE.

C.       Minimum Promotion and Use Requirements of LICENSEE.

(1) LICENSEE will mail to every WIRED subscriber as of the mailing date specified herein a box containing one (1) :CAT, one (1) CD-ROM giving instruction on the use of the :CAT and incorporating the :Concerto software (capable of being downloaded to a user's personal computer) and one (1) set of printed instructions on the use of the :Cat, at least one month before the printing of the October 2000 Issue of WIRED - or if the Term commencement date is delayed as provided above, the first issue published after such delayed date, to the extent reasonably practicable - ("INAUGURAL ISSUE"). DCCI will be responsible for all cost of manufacturing and shipping to LICENSEE the :Cats, the CD-ROMs and the text (e.g. in electronic from) for the printed instructions ("INSTRUCTIONS"), designed and ready for printing (in consultation with LICENSEE) to consumers on how to use the :Cats and related software. LICENSEE will be responsible for all other costs related to LICENSEE's fulfilling its obligations hereunder relating to manufacturing, printing (including without limitation, the instructions) and shipping the boxes and their contents (except DCCI's costs as provided above) to its subscribers. In addition, LICENSEE will use reasonable commercial efforts to promote the launch of the Orchestrations in the Publication(s) ("LAUNCH") by print advertising and public relations activities, which may include purchasing advertising in and engaging in public relations with THE WALL STREET JOURNAL, THE NEW YORK TIMES, AD AGE, and AD WEEK and other appropriate trade advertising publications. LICENSEE will use its best efforts to sell Advertising Orchestrations in the Publication(s) during the Term; and DCCI will provide LICENSEE with a Power Point presentation/demo to assist LICENSEE in this regard. On the two (2) issues immediately preceding the Inaugural Issue, LICENSEE will include a full page announcement regarding exclusively DCCI's Orchestration and :Cat technology. LICENSEE also will enclose each subscription copy of the Inaugural Issue in a polybag and in each polybag will include a letter from the publisher exclusively devoted to announcing the DCCI's Orchestration and :Cat technology. LICENSEE will incorporate a minimum of four (4), or more at LICENSEE's discretion, Content Orchestrations in each of the three (3) issues of WIRED referred to in paragraph A(i) above.

(2) DCCI hereby grants LICENSEE a royalty free, non-exclusive, non-transferable license to use DCCI's name, logo, trademarks and/or service marks; and all other such images for which DCCI grants LICENSEE express written permission ("MARKS"), for the purpose of distributing DCCI's Orchestration software and distributing :Cats under the terms of this Agreement and promotion and use thereof. LICENSEE's use of the Marks will be limited to the purposes described in this Agreement. LICENSEE agrees that ownership of the Marks will remain solely with DCCI. LICENSEE further agrees that LICENSEE's use of the Marks will maintain the high standard with which DCCI has maintained the Marks.

D. EXCLUSIVITY. The rights granted to LICENSEE hereunder are non-exclusive, except only that before and during the Term, DCCI will not provide :Cats to BUSINESS 2.0, INDUSTRY STANDARD, FAST COMPANY, RED HERRING, UPSIDE, E-COMPANY, SMART BUSINESS and all computer magazines currently published by Ziff Davis or its successor(s).

E. DCCI'S PROVIDING :CATS. DCCI will provide LICENSEE free of charge a number of :Cats and CD-ROMS equal to the number of WIRED subscribers anticipated in September 2000, currently approximately 375,000, ("FIRST GROUP") plus up to an additional 20,000 :Cats and CD-ROMS for persons who become subscribers during the Term as a result of LICENSEE's offer to give them a free :Cat and CD-ROM as an incentive to becoming a new WIRED subscriber. DCCI will provide the First Group of :Cats and CD-ROMS reasonably in advance of the time necessary to LICENSEE to include the :Cats and CD-ROMS in the boxes it is shipping to subscribers as provided above (in no event later than six (6) weeks before the on-sale date of the Inaugural Issue). DCCI will provide four (4) actual samples of the :Cats and CD-ROMS to LICENSEE by no later than July 25, 2000, for the purpose of sizing, costing weight and the like. Commencing the earlier of September 1, 2000 or the beginning of the Term and continuing through the end of the Term, neither LICENSEE (i.e. WIRED MAGAZINE only) nor any party acting on its behalf will provide to the public any technology (i.e. software and hardware) so similar in design or function to DCCI's :Cat or Orchestration software technology that it could confuse the public, including, without limitation, any technology that uses a device to read any graphic or similar image to launch a web site, web page or any data file or any software that functions similarly to DCCI's Orchestration software; provided, however, that LICENSEE may accept advertising and publish editorial using, and promote or otherwise cooperate with, such third party technology.

BY SIGNING BELOW, THE PARTIES HERETO AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING THE PRINCIPAL TERMS AND THE GENERAL TERMS, UNTIL SUCH TIME, IF ANY, THAT A MORE FORMAL DOCUMENT IS EXECUTED BY BOTH PARTIES.

-------------------------------------------------------------------------------
LICENSEE   WIRED MAGAZINE                                  DCCI
-------------------------------------------------------------------------------
BY:  /s/                                                   BY:     /s/
-------------------------------------------------------------------------------
TITLE:  Publisher                                          TITLE:
-------------------------------------------------------------------------------
DATE:  3/31/2000                                           DATE:
-------------------------------------------------------------------------------

                                  GENERAL TERMS

                    :CAT-TM- ORCHESTRATION-TM- LICENSE AGREEMENT

1. GRANT OF RIGHTS. DCCI hereby grants to LICENSEE during solely the Term the non-exclusive, non-transferable license to incorporate Orchestrations within Publication(s) owned or controlled by LICENSEE and advertising matter therein, up to the Permitted Number of Orchestrations authorized herein, subject to all the terms and conditions of this Agreement. All rights not specifically granted to LICENSEE are reserved to DCCI.

2.       USE OF ORCHESTRATIONS; CONTENT OF LINKED SITES.

         (a) Except as provided in paragraph 7 below respecting "make goods," LICENSEE shall not exceed the Permitted Number of Orchestrations set forth in the Principal Terms at any time. LICENSEE represents that although the WIRED Magazine Web site is not completely under its control, the contract between LICENSEE and the site's host/operator provides that the site will contain only material from Wired magazine, subscription information, and advertising, but such advertising may not be for pornographic materials.

         (b) The terms of the Letter of Adherence will provide substantially the following: Advertisers and their agencies agree (i) for so long as each Linked Site remains accessible, it shall be current (for example, time-sensitive data like a weather report at a Linked Site shall be periodically updated so that a viewer visiting a stored address days after the transmission of the Orchestration always will find timely information); (ii) at least 75% of the visible area of each screen accessible at each page of each Linked Site, and all auditory material, shall relate explicitly and exclusively to the non-commercial content or advertising matter (as applicable) with which the Linked Site is associated ("RELEVANT MATERIAL");
(iii) no Linked Site shall contain X-rated or illegal content or links thereto or advertising or promotion thereof; (iv) no Linked Site shall redirect viewers automatically (directly or indirectly) to any material that is not Relevant Material by "meta-refreshing" or by any other means; (v) no Linked Site shall contain "pop ups" or employ any other means or device that directly or indirectly coerces or compels redirection or otherwise that frustrates or impedes a viewer's ability to choose his/her next destination; (vi) no Linked Site associated with any Content Orchestration shall redirect viewers automatically (directly or indirectly) to any commercial, advertising and/or sponsored material; and (vii) each Linked Site associated with any Advertising Orchestration shall relate predominantly to the advertising matter in the Publication, and not redirect viewers automatically (directly or indirectly) to any other commercial, advertising and/or sponsored material; (viii) advertisers and their agencies indemnify LICENSEE and DCCI against any all third party claims relating to Linked Sites owned or controlled by such advertisers and advertising agencies. Subject to subsections (ii) - (vii) of this paragraph, nothing in this paragraph shall be construed to forbid standard banner advertising, signage, requests for information, or LICENSEE or its advertiser-related announcements, which may be included (in the discretion of LICENSEE or its advertisers) on each page of each Linked Site. DCCI will prepare the initial draft of the Letter of

Adherence.

3. REPORTS AND ACCOUNTING. LICENSEE shall furnish written reports to DCCI within ten (10) days following each thirty (30) day period of the Term, setting forth the number of Content Orchestrations and Advertising Orchestrations it has incorporated into Publication(s) during the applicable period, including, without limitation, the dates of each issue and a description of each Content Orchestration and each Advertising Orchestration in such issue. LICENSEE shall send to DCCI copies of representative Publication(s) showing use of the Graphic as reasonably requested by DCCI.

4. OWNERSHIP/LIMITS OF USE OF DCCI PROPERTY. LICENSEE shall not add to or otherwise alter or edit any Graphic or other material, electronic or physical, received from DCCI. All right, title and interest in and to the Orchestrations (including, without limitation, the Graphics), "Cat Software, any other software furnished to LICENSEE or third parties by DCCI or its representatives hereunder (the "DCCI SOFTWARE"), any other hardware or other materials furnished to LICENSEE or others by DCCI or its representatives (including without limitation the :Cat scanning devices) hereunder (the "DCCI HARDWARE") DCCI's service marks and trademarks, (the "DCCI MARKS" which, collectively with the DCCI Software and DCCI Hardware shall be referred to as the "DCCI PROPERTY"), including, without limitation, all rights under copyright, patent, trademark, trade dress, trade secret and all other intellectual property rights, are and shall remain the sole property of DCCI. DCCI may add to or change the DCCI Marks for its products and services, which LICENSEE will use in lieu of or in addition to other DCCI Marks as DCCI may direct from time to time, upon reasonable notice. All uses by LICENSEE of the DCCI Marks shall inure to the benefit of DCCI and shall not create any right, title or interest in such DCCI Marks for LICENSEE. Except as provided for herein and as provided by law, LICENSEE shall make no other use whatsoever of the DCCI Property. Any packaging or other material created by LICENSEE further to this Agreement or otherwise relating to DCCI or its properties is subject to the written approval of DCCI; provided that such packaging and other material will be deemed approved by DCCI if DCCI does not give written notice of objection thereto within three (3) business days of receiving such written packaging or other written material from LICENSEE. Without limiting the foregoing, LICENSEE shall not reverse assemble, reverse compile, reverse engineer, or disassemble, the DCCI Software or DCCI Hardware; or rent, lease, modify, merge, create derivative works from, incorporate within any other software, copy or transfer copies of, the DCCI Property, or license or sublicense the DCCI Property, in whole or in part to any third party. In all uses of the DCCI Property, LICENSEE shall display any copyright, trademark or other notices directly by DCCI, and shall conform to all criteria for use furnished by DCCI (which DCCI will furnish to LICENSEE no later than August 1, 2000).

5. PRESS RELEASES/PROMOTION/CONFIDENTIALITY. Any and all press releases or public announcements referring to Orchestrations, the business relationship between DCCI and LICENSEE or the subject matter of this Agreement shall be subject to the prior approval in writing of DCCI and Licensee. Without limiting the foregoing, any use by LICENSEE of the

Orchestrations or the DCCI Property not specifically authorized herein, must be approved in writing in advance by DCCI. LICENSEE shall keep the terms of this Agreement and all DCCI technology not known to the general public confidential and not disclose them to any third party without the prior consent in writing of DCCI.

6. REPRESENTATIONS AND WARRANTIES/INDEMNITIES. DCCI and LICENSEE each represent and warrant that it has the right to enter into this Agreement and grant the rights herein granted, and that the person executing this Agreement is duly authorized to do so. DCCI represents and warrants that materials supplied to LICENSEE by DCCI hereunder will not violate the rights of any third party. Without limiting the foregoing, DCCI agrees to indemnify LICENSEE against claims from any unrelated third parties relating to any damage such third party suffers resulting from its use of any DCCI Hardware or DCCI Software authorized hereunder, including without limitation, transmissions of viruses, corruption of data or interference with systems or computer commands. LICENSEE warrants and represents that the Orchestrations and all DCCI Property will be used by LICENSEE solely in accordance with the terms and conditions of the Agreement, and will not be used in a way that reflects negatively on DCCI or the DCCI Marks or that violates any third party rights or any state, local or federal laws or other laws or regulations, including without limitation any FCC or FTC regulations. LICENSEE further warrants and represents that the DCCI Property shall not be adapted, reproduced, distributed or disclosed to any third party without the prior consent in writing of DCCI, except as provided herein. As between LICENSEE and DCCI, LICENSEE shall be solely responsible for
(i) LICENSEE's owned or controlled Linked Site(s), including, without limitation, the accuracy of all addresses thereof; and (ii) the integrity and non-infringement of content at LICENSEE's owned or controlled Linked Site(s) and any sites linked thereto and in Licensee's Publication(s) (including, without limitation, all non-commercial, editorial and advertising content). Each party shall indemnify and hold the other harmless from and against any claims, suits or proceedings brought by or on behalf of any third party unaffiliated with the indemnified party, arising out of or relating to any breach of any representation, warranty or agreement by the indemnifying party herein including, without limitation all damages, losses, civil and criminal penalties and fines, costs and expenses including reasonable outside attorneys' fees incurred as a result of any such claims, suits or proceedings. Without limiting the foregoing, LICENSEE will pass through to DCCI (to extent LICENSEE is under law, contract or otherwise entitled to do so) without diminution each and every indemnity and similar protection LICENSEE receives from each and every advertiser and advertising agency or other party who LICENSEE authorizes to use DCCI's technology or who LICENSEE otherwise enters into any agreement or relationship with LICENSEE related to this Agreement. The obligations under this paragraph shall survive the expiration or termination of this Agreement.

7. LIMITED WARRANTIES. Notwithstanding anything to the contrary herein and except as specifically provided herein, the DCCI Software, the DCCI Hardware, all Graphics, all Orchestrations, and the services and materials being furnished by DCCI hereunder are furnished by DCCI under this Agreement "AS IS," without any warranties of any kind, whatsoever, provided that if DCCI is unable to deliver any Orchestration to which LICENSEE is entitled hereunder. DCCI shall authorize one substitute "make-good" Orchestration during the Term for each such undelivered, and the foregoing shall be DCCI's sole obligation and LICENSEE's sole and exclusive remedy for undelivered Orchestrations. In no event shall DCCI be liable for damages or LICENSEE entitled to a refund in such event. Except as otherwise specifically provided herein: LICENSEE ASSUMES TOTAL RESPONSIBILITY AND RISK FOR ITS USE OF THE DCCI SOFTWARE AND DCCI HARDWARE, AND WITH RESPECT TO THE OBTAINING AND USE OF
ORCHESTRATIONS: DCCI DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY AND ALL EXPRESS AND IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES REGARDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL DCCI BE LIABLE FOR (a) LOST PROFITS OR ANY INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING OUT OF THE USE OF OR INABILITY TO USE THE DCCI SOFTWARE, DCCI HARDWARE, GRAPHICS AND/OR ORCHESTRATIONS; OR (b) ANY CLAIM ATTRIBUTABLE TO ERRORS, OMISSIONS, OR OTHER INACCURACIES IN THE GRAPHICS, DCCI SOFTWARE OR DCCI HARDWARE. UNDER NO CIRCUMSTANCES SHALL LICENSEE BE ENTITLED TO SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF OR OTHER EQUITABLE REMEDY ARISING OUT OF, OR RELATED TO THE SUBJECT MATTER OF, THIS AGREEMENT (EXCEPT LICENSEE MAY SEEK INJUNCTIVE RELIEF FOR BREACH BY DCCI OF THE EXCLUSIVITY PROVISIONS OF PARAGRAPH D ABOVE), AND LICENSEE HEREBY WAIVES ALL RIGHTS THERETO. ANY LIABILITIES RELATING TO DCCI'S WARRANTY IN PARAGRAPH 6 ABOVE RELATING TO THIRD PARTIES ARE NOT SUBJECT TO THE ABOVE LIMITATIONS FOR SOLELY THE PURPOSE OF INDEMNIFYING LICENSEE AGAINST THIRD PARTY CLAIMS BUT NOT TO PERMIT LICENSEE TO MAKE ANY CLAIM AGAINST DCCI OR ANY AFFILIATED OR RELATED PARTY FOR BREACH OR DEFAULT OF ANY PROVISION OF THIS AGREEMENT BY DCCI.

8. TERMINATION/EXPIRATION. Without limiting any rights or remedies of DCCI, DCCI shall have the right to terminate this Agreement upon thirty (30) days written notice to LICENSEE: (i) in the event LICENSEE materially breaches any of the material terms and conditions set forth herein, including a failure of LICENSEE to submit timely reports and/or payment to DCCI, unless LICENSEE cures such breach, if curable, within ten (10) business days of receipt of written notice of breach from DCCI; (ii) in the event there is a change of ownership of LICENSEE or if LICENSEE should become insolvent; or (iii) to avoid claims of infringement from third parties or other exposure to liability as determined in good faith by DCCI in its sole discretion. Upon such termination (without limitation), and upon expiration of the Term, all rights in the DCCI Property hereunder granted to LICENSEE shall immediately terminate and revert to DCCI and, at DCCI's discretion, return or destroy (and furnish an affidavit evidencing such destruction) all copies of the DCCI Software and other materials or other property in LICENSEE's possession furnished by DCCI hereunder. DCCI reserves the right to direct the public, commencing with the earlier of termination of this Agreement or the sixtieth (60th) day following expiration of the Term, to a destination other than the Linked Site originally associated with any Orchestration, including without limitation, to a notice of non-availability. If commencement of the Term is delayed beyond December 1, 2000 either party may terminate this Agreement by written notice to the other without liability to or on the part of either party; provided LICENSEE will return all DCCI property to DCCI within thirty (30) days of such termination.

9. FORCE MAJEURE. The performance of the parties shall be suspended during any event of force majeure, as such term is commonly understood, except that (i) either party shall have the right to terminate this Agreement in the event any event of force majeure lasts longer than ninety (90) days; and (ii) there shall be no extension of the Term hereof if such extension would conflict with any obligation or agreement of DCCI or LICENSEE or otherwise infringe the rights of any third party.

10. MISCELLANEOUS. To the extent there is any inconsistency between these General Terms and the Principal Terms, the Principal Terms shall govern. LICENSEE shall be responsible for any and all taxes (except for DCCI's income taxes based upon payments of fees hereunder to DCCI) incurred in connection with the grant of rights hereunder, including, without limitation, the exercise by LICENSEE of rights granted hereunder. LICENSEE and DCCI are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between LICENSEE and DCCI. Neither party has any authority to enter into agreements of any kind on behalf of the other party. Neither party may assign this Agreement or any of its rights or delegate any of its duties hereunder without the prior consent in writing of the other party and any purported assignment or delegation without such required consent shall be null and void except to an affiliate of such assignor or to a party acquiring all or substantially all of the stock or assets of the assignor and provided the assignee assumes in writing all of the obligations of the assignor hereunder. This Agreement shall be construed in accordance with the laws of the State of New York. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) if mailed by certified mail, postage prepaid, on the date three (3) days following the date of mailing; (ii) if delivered by overnight courier, when received by the addressee or (iii) if sent by confirmed telecommunication, one business day following receipt by the addressee at the address set forth at the beginning of this Agreement, or such other address as either party may specify in writing. The termination or expiration of this Agreement, howsoever occasioned, shall not affect any of the provisions of this Agreement that are expressly or by implication to come into or continue in force after such termination or expiration. This Agreement may be executed in one or more counterpart copies, each of which shall be considered an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be as effective as delivery of an original manually executed counterpart. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. In resolving any dispute or construing any provision hereunder, there shall be no presumptions made or inferences drawn
(i) because the attorneys for one of the parties drafted the agreement; (ii) because of the drafting history of the agreement; or (iii) because of the inclusion of a provision not contained in a prior draft, or the deletion of a provision contained in a prior draft. Section headings are for convenience only and are not a part of this Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersede all previous agreements between DCCI and LICENSEE concerning the subject matter, and cannot be amended except by a writing signed by the party to be bound thereby. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.